Exhibit 5.2

King & Spalding LLP 1290 Avenue of the Americas New York, NY 10104 Tel: +1 212 556 2101 www.kslaw.com

April 7, 2026

Veru Inc.

2916 N. Miami Avenue, Suite 1000

Miami, Florida 33127

Ladies and Gentlemen,

We have acted as special counsel to Veru Inc., a Wisconsin corporation (the “Corporation”), in connection with the preparation and filing of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the registration under the Securities Act of the offer and sale, from time to time pursuant to Rule 415 under the Securities Act, of $200,000,000 aggregate offering price of the following (collectively, the “Securities”): (i) shares of the Corporation’s common stock, par value $0.01 per share (“Common Stock”); (ii) shares of the Corporation’s Class A preferred stock, par value $0.01 per share (“Preferred Stock”); (iii) debt securities of the Corporation (the “Debt Securities”); (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (“Warrants”); (v) purchase contracts including contracts obligating holders to purchase from the Corporation, and obligating the Corporation to sell to the holders, a specified or varying number of shares of Common Stock or other securities (“Purchase Contracts”); (vi) rights to purchase Common Stock (“Rights”); and (vii) units consisting of Common Stock, Preferred Stock, Debt Securities, Rights, Warrants or any combination thereof (“Units”).

We have examined and relied upon the accuracy of original, certified, conformed or photographic copies of such records, agreements, certificates and other documents as we have deemed necessary or appropriate to enable us to render the opinions set forth below. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all documents submitted to us as certified, conformed or photographic copies and, as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied, without independent verification, upon certificates, statements and representations of public officials and representatives of the Corporation.

We have also assumed that (i) the form of indenture filed as an exhibit to the Registration Statement pursuant to which the Debt Securities are to be issued (the “Indenture”), any applicable supplemental indenture, officer’s certificate or board resolution setting forth the terms of the Debt Securities to be issued, and any contract governing or establishing the terms of the Warrants, Purchase Contracts or Units will be the valid and binding obligations of each party thereto (other than the Corporation) enforceable against each party thereto (other than the Corporation) in accordance with their respective terms, (ii) the execution and delivery of, and performance by the Corporation pursuant to, any Security (A) require no action by or in respect of, or filing with, any governmental body, agency or official and (B) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Corporation, (iii) any contract governing or establishing the terms of the Warrants, Purchase Contracts or Units will be governed by the laws of the State of New York, and (iv) any Securities issuable upon conversion, exchange or exercise of any Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Veru Inc.

April 7, 2026

Based on the foregoing, and subject to the additional assumptions, qualifications and limitations set forth below, we are of the opinion that:

(1) Any Warrants, when (i) the terms of such Warrants, of any contract governing or establishing the terms of such Warrants and of the issuance and sale of such Warrants, and all related matters including the issuance and sale of the Common Stock, Preferred Stock or Debt Securities issuable upon exercise of such Warrants, have been duly authorized and established by all necessary corporate action, (ii) any contract governing or establishing the terms of the Warrants has been duly authorized, executed and delivered by the Corporation, (iii) the securities issuable upon exercise of such Warrants have been duly authorized and, if appropriate, reserved for issuance by all necessary corporate action, (iv) such Warrants have been duly executed by the Corporation and countersigned in accordance with the terms of any contract governing or establishing the terms of such Warrants and duly delivered to the purchasers thereof upon the payment of the consideration therefor, will constitute valid and binding obligations of the Corporation enforceable against the Corporation in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity. The Warrants covered by the opinion in this paragraph include any Warrants that may be issued as part of any Units or otherwise pursuant to the terms of any other Securities.

(2) Any Debt Securities, when (i) the Indenture has been duly authorized, executed and delivered by the Corporation in the form attached to the Registration Statement, (ii) any applicable supplemental indenture, officer’s certificate or board resolution setting forth the terms of such series of Debt Securities has been duly authorized, executed and delivered by the Corporation, (iii) the terms of such series of Debt Securities and of their issuance and sale, and all related matters, have been duly authorized and established by all necessary corporate action and in accordance with the terms of the Indenture and (iv) such Debt Securities have been duly executed by the Corporation and authenticated in accordance with the terms of the Indenture (including any applicable supplemental indenture, officer’s certificate or board resolution) and duly delivered to the purchasers thereof upon the payment of the consideration therefor, will constitute valid and binding obligations of the Corporation enforceable against the Corporation in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity. The Debt Securities covered by the opinion in this paragraph include any Debt Securities that may be issued as part of any Units or otherwise pursuant to the terms of any other Securities.

(3) Any Purchase Contracts, when (i) the terms of such Purchase Contracts, of any contract governing or establishing the terms of such Purchase Contracts and of the issuance and sale of such Purchase Contracts, and all related matters, have been duly authorized and established by all necessary corporate action, (ii) any contract governing or establishing the terms of such Purchase Contracts has been duly authorized, executed and delivered by the Corporation, (iii) the securities issuable under such Purchase Contracts have been duly authorized and, if appropriate, reserved for issuance by all necessary corporate action, (iv) such Purchase Contracts have been duly executed by the Corporation and countersigned or authenticated (as applicable) in accordance with the terms of any contract governing or establishing the terms of such Purchase Contracts and duly delivered to the purchasers thereof upon the payment of the consideration therefor, will constitute valid and binding obligations of the Corporation enforceable against the Corporation in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity. The Purchase Contracts covered by the opinion in this paragraph include any Purchase Contracts that may be issued as part of any Units or otherwise pursuant to the terms of any other Securities.

(4) Any Units, when (i) the terms of such Units, of any contract governing or establishing the terms of such Units and of the issuance and sale of such Units, and all related matters, have been duly authorized and established by all necessary corporate action, (ii) any contract governing or establishing the terms of such Units has been duly authorized, executed and delivered by the Corporation, (iii) the actions described in the applicable paragraph of this letter with regard to any Security issued as part of such Units have been taken, and (iv) such Units have been duly executed by the Corporation and countersigned or authenticated (as applicable) in accordance with the terms of any contract governing or establishing the terms of such Units and duly delivered to the purchasers thereof upon the payment of the consideration therefor, will constitute valid and binding obligations of the Corporation enforceable against the Corporation in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity. The Units covered by the opinion in this paragraph include any Units that may be issued pursuant to the terms of any other Securities.

Veru Inc.

April 7, 2026

This opinion is limited in all respects to the federal laws of the United States of America, the laws of the State of New York, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect that such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus that forms a part thereof. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ King & Spalding LLP